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                                                                    EXHIBIT 10.3

                      PURCHASE AND ASSUMPTION AGREEMENT

      Purchase and Assumption Agreement dated as of March 24, 1998, between Republic Bank, with executive offices at 111 2nd Avenue N.E., Suite 300, St. Petersburg, Florida 33701 ("Purchaser"), and The Dime Savings Bank of New York, FSB, a federally-chartered savings bank with executive offices at 589 Fifth Avenue, New York, New York 10017 ("Seller").

                                   WITNESSETH:

      WHEREAS, Seller operates a branch office located at 1327 South Military Trail, Deerfield Beach, Florida 33442(the "Branch Office"); and

      WHEREAS, Seller desires to sell and Purchaser desires to acquire and operate the Branch Office, and in this regard, Seller desires to sell and Purchaser desires to acquire certain assets relating thereto, including all right, title, and interest of Seller in the real estate leased by Seller and used in connection with the Branch Office, certain personal property used in the operation of the Branch Office, and all passbook loans, if any, maintained at the Branch Office, all as set forth in this Agreement upon the terms and conditions set forth herein; and

      WHEREAS, Seller desires to assign to Purchaser and Purchaser desires to assume from Seller certain liabilities relating to the Branch Office, including certain obligations and liabilities relating to the deposits of the Branch Office maintained at the




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Branch Office, and certain other obligations of Seller relating to the Branch
Office or the maintenance and operation thereof, all as set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants, representations, warranties and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

      PURCHASE AND SALE OF ASSETS AND ASSIGNMENT AND ASSUMPTION OF LIABILITIES

      Section 1.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell, convey, assign, transfer, and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, certain assets relating to the Branch Office, as follows:

         (a) Real Property. Except to the extent covered by paragraph (b) of this Section, all of Seller's interest in the land, buildings, and fixtures, leasehold improvements, including security equipment pertaining to the Branch Office pursuant to the terms and conditions of Assignment Agreement attached hereto as Exhibit A (the "Real Property").



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         (b) Personal Property. The personal property, including all furniture, fixtures, leasehold improvements, and equipment not otherwise covered by paragraph (a), associated with the Branch Office (the "Personal Property"). It is understood that Purchaser will acquire the EDP equipment associated with the Branch Office; and

         (c) Loans. The passbook loans or account loans maintained at the Branch Office which are outstanding as of the close of business on the Closing Date (as hereinafter defined) on which any of the deposits being transferred hereunder have been pledged as collateral (the "Loans"). No other loans maintained at the Branch Office will be transferred; provided, however, that Purchaser may elect to purchase and accept the overdraft checking credit lines and related balances thereon maintained at the Branch Office. This election shall be made in writing not later than thirty (30) days prior to the Closing. If Purchaser does not make such election, Seller shall have the right to terminate any such agreements (and to convert any balances then outstanding under such agreements to loans, on such terms as Seller, in its sole discretion, may determine) or to transfer any such agreements and any related deposit accounts from the Branch Office to any other branches of Seller. All Loans shall be transferred without recourse and without any warranties or



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representations regarding the collectability of such Loans or the creditworthiness of the debtors.

         (d) Cash. All cash on hand at the Branch Office on the date of Closing.

      Section 1.2 Assignment and Assumption of Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, Seller shall assign to Purchaser, and Purchaser shall accept and assume from Seller, certain liabilities relating to the Branch Office, as follows:

         (a) Deposit Liabilities. All liabilities for payment of all savings accounts, all certificates of deposit, all negotiable orders of withdrawal accounts all demand deposit accounts, all money market deposit accounts, and all other deposits or savings accounts, maintained at the Branch Office according to their respective terms, as of the close of business on the Closing Date, together with interest accrued thereon but unpaid as of the Closing Date (the "Deposits" or "Deposit Liabilities"). It is agreed and understood that Seller shall have the right to transfer to another of its branches any deposit not assumed by Purchaser hereunder;

         (b) Lease Obligations. The obligations and liabilities of Seller under the lease dated October 1, 1997, between Sawgrass Promenade, Inc., as Landlord, and Seller, as



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Tenant (the "Lease"). A copy of the Lease, as currently in force, has been provided to Purchaser. Seller has agreed to assign and Purchaser has agreed to accept and assume all obligations of Seller under the Lease pursuant to the Assignment Agreement attached hereto as Exhibit A.

         (c) Contracts. The obligations and liabilities of Seller under the contracts associated with the Branch Office. Seller shall provide Purchaser with a schedule of such contracts within 10 days of the date of this Agreement.


         Section 1.3 Transfer Payment.

         (a) Amount. In connection with the acquisition by Purchaser from Seller of the assets of the Branch Office as provided for herein, and the assumption by Purchaser from Seller of the Deposits and other liabilities of the Branch Office as provided for herein, Seller shall transfer to Purchaser an amount (the "Transfer Payment") equal to:

            (i) the aggregate amount of Deposit Liabilities of the Branch Office outstanding as of the close of business on the Closing Date, together with all accrued but unpaid interest thereon, which interest shall be accrued according to the deposit agreements in effect as of the close of business on the Closing Date and in the manner customarily



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            used by the Seller to accrue interest; minus (ii) the sum of the following amounts: (1) a premium in the amount of Nine Million Seven Hundred Eighty Eight Thousand Four Hundred Ninety Six and 00/100 dollars ($9,788,496.00), representing four and eight tenths percent (4.8%) of $203,927,000, the amount of deposits, rounded to the nearest thousand, at the Branch as of the close of business February 28, 1998. Seller shall endeavor through best efforts in marketing interest rates paid on deposit products to maintain the deposit liabilities of the Branch at a level of approximately $203,927,000. Notwithstanding this objective, the premium will be adjusted as follows: (aa) If the aggregate balance of deposit liabilities, including accrued interest but excluding non-consumer certificates of deposit of $100,000 or more with negotiated rates ("Wholesale Certificates of Deposit"), of the Branch to be assumed by the Purchaser at the close of business on the last day of the month preceding the Closing Date (the "Measurement Date") exceeds $208,927,000, the premium shall be increased in an



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            amount equal to four and eight tenths percent (4.8%) of the amount of deposits in excess of $208,927,000 on the Measurement Date. (bb) If the aggregate balance of deposit liabilities, including accrued interest but excluding Wholesale Certificates of Deposit of the Branch is at the close of business on the Measurement Date less than $198,927,000, the premium shall be decreased in an amount equal to four and eight tenths percent (4.8%) of the amount that $198,927,000 exceeds the actual aggregate balance of such deposits on the Measurement Date; (2) One Hundred Thousand and 00/100 ($100,000.00) for the Personal Property, leasehold improvements, and fixtures, to be conveyed hereunder; (3) the principal amount of the Loans and the outstanding balances on any overdraft checking lines of credit assumed by Purchaser and the accrued interest thereon as of the close of business on the Closing Date; and (5) the cash balances on hand in the Branch Office as of the close of business on the Closing Date, as determined by any method mutually agreeable to the parties hereto. This sum shall be adjusted by the



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            amount of prorations, as provided for in Section 1.4 hereof.

         (b) Method of Payment. Seller shall make the Transfer Payment to Purchaser as follows:

            (i) On the Closing Date, Seller shall transfer to Purchaser, by wire transfer of immediately available funds as directed by Purchaser, an amount which Seller estimates to be the amount of the Transfer Payment, based upon the Seller's books and records as of the close of business on the day preceding the Closing Date; and (ii) if necessary, on a date not more than ten (10) calendar days after the Closing Date (the "Adjustment Payment Date"), Seller shall transfer to Purchaser or Purchaser shall transfer to Seller, as appropriate, an amount (the "Adjustment Payment"), such that the net amount paid by Seller to Purchaser under this Section 1.3 shall equal the Transfer Payment. Any Adjustment Payment due to either party on the Adjustment Payment Date under this Section 1.3 shall be paid to such party by wire transfer of immediately available funds as directed by the payee party and shall include



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            interest at the Federal Funds Rate (as hereinafter defined) for the period from the Closing Date to, and including, the Adjustment Payment Date. As used herein, the term "Federal Funds Rate" shall mean the interest rate quoted in the Wall Street Journal at the opening of business on the Closing Date for inter-bank placements with a maturity of one (1) day.

      Section 1.4. Prorations. It is the intention of the parties hereto that Seller shall operate for its own account the business being transferred pursuant to this Agreement until the close of business on the Closing Date, and that Purchaser shall operate for its own account the business being transferred pursuant to this Agreement from and after the close of business on the Closing Date. Thus, except as otherwise specifically provided in this Agreement, items of income and expense shall be prorated between the parties hereto as of the close of business on the Closing Date, whether or not such adjustment would normally be made as of such time.

      Section 1.5. Closing Date; Closing. The closing hereunder (as defined immediately below) shall occur as of the start of business on the Closing Date. As used herein, the term "Closing Date" shall mean the first date mutually acceptable to the



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parties hereto following, as soon as possible, the receipt by the parties hereto of all governmental and regulatory approvals necessary to the completion of the transfers contemplated herein, which date shall not be later than thirty (30) days after the receipt of all regulatory approvals required hereunder, unless otherwise consented to by the parties hereto in writing (which consents shall not be unreasonably withheld). Delivery of the instruments of assignment and transfer to be delivered by Seller and payment of the estimated Transfer Payment by Seller, delivery of the instruments of assumption to be delivered by Purchaser, and the other transactions herein contemplated to take place concurrently with such deliveries, assumptions, and payments (the "Closing"), shall take place on the Closing Date, at such time and place as are agreed to by the parties, and all such shall be effective as of the close of business on the Closing Date; provided that any funds to be paid by Seller to Purchaser on the Closing Date shall be paid by wire transfer of immediately available funds on the Closing Date as early as possible and, in any event, before 3:00 p.m.
Eastern Time, on the Closing Date. Any deliveries, assignments, or transfers required under this Agreement, other than the foregoing, shall be made at the time and date specified in this Agreement (and where no time is specified, on or before the close of business on the date



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specified) and in the manner and place specified in this Agreement (or, where not specified, in the manner and place as may be reasonably requested in writing by the party that is to receive such delivery, assignment or transfer).

      Section 1.6 Fiduciary Relationships. As part of the assignment of Deposits contemplated herein, Seller will assign to Purchaser, and Purchaser will assume from Seller, all Individual Retirement Account ("IRA") and Defined Contribution Plan (Keogh or Corporate) Deposits maintained at the Branch Office at Closing, together with all fiduciary relationships, obligations, and duties of Seller arising therefrom. Seller, in its capacity as Trustee of the IRA and Keogh Deposits-being assumed by Purchaser hereunder, shall to the extent legally permissible resign as Trustee and appoint and designate Purchaser as Successor Trustee of such Deposits, effective as of Closing, and Purchaser shall accept such appointment and designation.

      Section 1.7 Inspection of Personal Property. The Personal Property to be transferred hereunder shall be transferred in "as is" condition. Purchaser's obligations hereunder are expressly subject to its, or its agent's, favorable inspection of the Personal Property; provided, however, that Purchaser must notify Seller in writing within ten (10) business days from the date of this Agreement of any defects in the



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condition of the Personal Property unacceptable to it. Seller then shall have ten (10) days from the date of this notice to decide whether to correct the defects identified by Purchaser, in which case Seller shall act as expeditiously as possible to correct such defects, or to terminate this Agreement. Any objections of the Purchaser to the condition of the Personal Property to be transferred hereunder (including any future demands for indemnification under this Agreement) which are not raised within the time period specified above shall be deemed waived.

                                   ARTICLE II

      REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER Seller represents, warrants, and covenants to Purchaser as follows:

      Section 2.1 Organization. Seller is a federal savings bank, duly organized, validly existing, and in good standing under the laws of the United States.

      Section 2.2 Authority. Seller has the power and authority to enter into and perform this Agreement. On or before the Closing Date, this Agreement and the execution, delivery, and performance hereof will be duly authorized and approved by the Board of Directors of Seller. This Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in



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accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or by general equitable principles.

      Section 2.3 Non-Contravention. The execution and delivery of this Agreement by Seller do not and, subject to the receipt of all required approvals and consents, the consummation of the transactions contemplated by this Agreement will not constitute: (a) a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license, agreement, indenture, or instrument of Seller or to which Seller is subject, which breach, violation, or default would have a material adverse effect on the business or properties of the Branch Office; or (b) a breach or violation of or a default under the Charter or By-Laws of Seller or any material contract or other instrument to which Seller is a party or by which Seller is bound.

      Section 2.4 Compliance with Law. The business and operations of the Branch Office, to the best of Seller's knowledge, have been and are being conducted in accordance with all material applicable laws, rules, and regulations of all relevant authorities including, without limitation, proper interest reporting and withholding.



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      Section 2.5 Financial Information.

         (a) All financial information previously furnished or to be furnished by Seller to Purchaser in connection with the transactions contemplated in this Agreement, to the best of Seller's knowledge, was or will be accurate and complete in all material respects as of the dates and for the periods specified therein;

         (b) The books of account of the Branch Office fairly and accurately reflect the respective assets and liabilities of the Branch Office in accordance with generally accepted accounting principles, or regulatory accounting principles, whichever is applicable and, in any case, consistently applied, and there are no material assets or liabilities, contingent or otherwise, that are not reflected therein;

         (c) The books of account of the Branch Office have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect only actual transactions, and without limiting the foregoing, the Deposits reflected as of the date of this Agreement on the books of account of the Branch Office are valid and binding Deposits, subject to applicable bankruptcy and insolvency laws, and such Deposits were generated in the ordinary course of business of the Branch Office in compliance and in accordance with applicable law



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and regulations and have been recorded on the books of account of the Branch
Office in accordance with the accounting principles described in Section 2.5 herein;

      Section 2.6 Legal Proceedings. Except as indicated on Exhibit C to this Agreement, there are no material actions, suits, or proceedings, whether civil, criminal or administrative, pending or, to the knowledge of Seller, threatened against or affecting Seller which may cause any material adverse change in the aggregate value of the Real Property, the Personal Property, the Branch Office generally, or in the amount of the Deposit Liabilities, or which have or may have a material adverse impact on Seller's obtaining the regulatory approvals Seller is required to obtain as a condition to the lawful consummation of the transactions contemplated by this Agreement. Exhibit C shows all outstanding actions or proceedings, pending or threatened, involving the Branch Office and involving the assets to be conveyed or the liabilities to be assumed hereunder.

      Section 2.7 Taxes. All property taxes imposed by the United States or by any state, municipality, subdivision, or instrumentality of the United States, or by any other taxing authority, which are due or payable by Seller with respect to the Branch Office as of the start of business on the Closing Date, to the best of Seller's knowledge, will have been paid in full or



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properly accrued and adequately provided for by reserves shown in the books and records of Seller.

      Section 2.8 Access to Information.

         (a) Periodic Information. In the interval between execution of this Agreement and the Closing, Seller shall use its best efforts to provide Purchaser with weekly periodic information concerning aggregate deposits of the Branch Office (broken down by type of deposit account, maturity dates, or in other respects, as appropriate) as produced by Seller in its normal course of business;

         (b) Access to Branch Office. As soon as possible after the execution of this Agreement, Seller shall, to the extent permitted by law, afford the officers, attorneys, accountants and other authorized representatives of Purchaser reasonable access during normal business hours to Seller's books, records, and other information pertaining to the Branch Office and the business conducted by Seller thereat, including all files of Seller relating to the Deposits and Loans to be assumed or acquired by Purchaser; and

         (c) Deposit Tape. As soon as possible after the execution of this Agreement, Seller shall furnish to Purchaser to the extent permitted by law, a sample magnetic tape, containing all types of information respecting deposit accounts and holders



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thereof at the Branch Office as may be reasonably necessary or appropriate if
Purchaser is to assume the Deposits as of the Closing and establish accounts for the holders thereof immediately thereafter, and Seller shall cooperate with Purchaser in adapting such magnetic tape or in implementing such other method of information transfer as shall expedite the transfer of Deposits to Purchaser at Closing.

      Section 2.9 Confidentiality. Seller shall keep confidential the existence and nature of this Agreement and the negotiations leading hereto (except in the event and to the extent that such Agreement and negotiations must be disclosed to obtain regulatory approvals, other required approvals, or may be publicly disclosed in accordance with Section 8.2 hereof or are deemed necessary to comply with the federal securities disclosure laws) and shall keep confidential all information obtained by it from Purchaser in connection with the transactions provided for herein, such confidentiality to survive termination or consummation of this Agreement.

      Section 2.10 Untrue Statements. No representation or warranty by Seller in this Agreement or any statement or certificate furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact,



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or omits or will omit to state any material fact necessary to make statements contained herein or therein not misleading.

      Section 2.11 Regulatory Approvals and Standards. Seller will use its best efforts to obtain, and to assist Purchaser in obtaining, as expeditiously as possible any regulatory approvals, acquiescences or consents required to be obtained as a condition to the lawful consummation of the transactions contemplated by this Agreement, and will proceed diligently and in good faith to prepare and file as promptly as practicable after execution of this Agreement all necessary applications of Seller for such regulatory approvals, acquiescences and consents. As of the Closing Date, Seller will satisfy each and all of the standards and requirements lawfully within its control imposed as a condition to obtaining or necessary to comply with any such regulatory approval, acquiescence, or, consent except for any such standard or requirement which would, in the opinion of Seller, have a material adverse impact on Seller.

      Section 2.12 Possession. Possession of the Branch Office shall be delivered to Purchaser on the Closing Date, provided Purchaser has satisfied all of its obligations under this Agreement.

      Section 2.13 Solicitation of Accounts. During the period between the execution hereof and one year after the Closing Date,



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Seller will not attempt to persuade its deposit customers at the Branch Office to transfer deposits to any other branches of Seller, except that the foregoing shall not prohibit such attempts to persuade or solicit deposits as may occur in connection with advertising or solicitations by or on behalf of Seller directed to the public generally or to persons who were on the Closing Date or who thereafter become depositors of branch offices of Seller other than the Branch Office being transferred under the terms of this Agreement. In addition, nothing in this Section shall prevent Seller from forwarding such notices or communications as may be specifically authorized or contemplated under Article VIII of this Agreement. Nothing contained in this Section is to be construed to prevent Seller from accepting deposits from existing customers of the Branch Office as of the Closing Date who desire to maintain their relationships with Seller and request that their deposits be moved to another branch office of Seller.

      Section 2.14 New Branch. The Seller shall not open a new retail banking office within the market area of the Branch (defined as a 2 mile radius around the Branch) for a period of 12 months following the Closing Date. This restriction shall not preclude the Seller from acquiring or being acquired by another financial institution which may have Branches within such market



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area.

      Section 2.15 Corporate and Other Consents. Seller shall use its best efforts to secure all necessary corporate and other non-regulatory consents (excepting those involving Purchaser) and shall comply with all applicable laws, regulations, and rulings in connection with this agreement and the consummation of the transactions contemplated hereby.

      Section 2.16 Conduct of Business Pending Closing. Between the date hereof and the Closing Date, Seller shall cause the Branch Office to conduct its operations according to the ordinary and usual course of business and shall cause the Branch Office to maintain its records and books of account in a manner that fairly and accurately reflects its assets and liabilities in accordance with generally accepted accounting principles and between the date hereof and the Closing Date, no action shall be taken by Seller with respect to the Branch Office and no course of conduct shall be engaged in by Seller with respect to the Branch Office which would have the effect of materially diminishing the assets or materially adversely affecting the business, property, or financial position of the Branch Office. Furthermore, except as may be expressly provided for herein, or may be required to obtain regulatory approvals, or as otherwise may be required by a regulatory authority to effect the purposes contemplated herein,



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between the date of execution hereof and the Closing Date, Seller shall not, without the prior written consent of Purchaser:

         (a) Material Transactions. Cause or permit the Branch Office to engage or participate in any material transaction or incur or sustain any material obligation, except in the ordinary course of business;

         (b) Asset Transfers. Cause or permit the Branch Office to transfer to any other branch or operation of Seller or any other person any material amount of: (i) deposits (excepting transfers of deposits specifically requested by depositors); (ii) equipment or supplies (excepting such as have a unique function in Seller's business or which ordinarily would not be useful to Purchaser); or (iii) fixed assets;

         (c) Fixed Assets. Invest in any fixed assets for the Branch Office, except for replacements of furniture, furnishings, and equipment and normal refurbishing purchased or made in the ordinary course of business; or

         (d) Inconsistent Actions. Undertake any actions which are inconsistent with a program to use all reasonable efforts to maintain good relations with employees employed at, and customers of, the Branch Office.

      Section 2.17 Seller's Indemnities.

         (a) Covered Items. Seller agrees to indemnify, hold



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harmless, and defend Purchaser at all times from and after the Closing against and from any and all losses, claims, damages, costs, expenses, or liabilities to which Purchaser becomes subject insofar as such losses, claims, damages, costs, expenses, and liabilities (or actions in respect thereof and costs and expenses, including legal fees incurred in connection with such actions) arise out of or are based upon the following:

                  (i) The activities and operations of the Branch Office for all periods up to and including the Closing, including but not limited to obligations to depositors and borrowers on the Deposits or Loans transferred to Purchaser;

                  (ii) The existence of any facts, circumstances, situations, or conditions or the happening of any event constituting a breach or violation of any of the representations, warranties, covenants, certifications, or agreements of Seller contained in this Agreement, or the untruth or inaccuracy thereof; or

                  (iii) Damages to persons or property that occur prior to or as of the Closing in or relating to the operation of the Branch Office other than those caused by or contributed to by Purchaser.



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         (b) Purchaser's Obligations. The indemnities available hereunder are conditioned upon Purchaser giving Seller written notice of any claim promptly upon discovery or assertion thereof.

         (c) Seller's Participation. In any matter covered by this Section 2.17, Seller shall be entitled to participate at Seller's own expense in the defense or, if it so elects, to assume the defense of any such claim, in which event such defense shall be conducted by counsel chosen by Seller. In such event, Purchaser shall bear the expenses of any additional counsel retained by Purchaser.

                                  ARTICLE III

      REPRESENTATIONS, WARRANTIES, AND COVENANTS OF PURCHASER

      Purchaser represents, warrants, and covenants to Seller as follows:

      Section 3.1 Organization. Purchaser is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

      Section 3.2 Authority. Purchaser has the power and authority to enter into and perform this Agreement. On or before the Closing Date, this Agreement and the execution, delivery and performance hereof, and the consummation of the transactions contemplated hereby will have been duly and validly authorized by



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all necessary corporate action on the part of Purchaser. This Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or by general equitable principles.

      Section 3.3 Non-Contravention The execution and delivery of this Agreement by Purchaser do not and, subject to the receipt of all required approvals and consents, the consummation of the transactions contemplated by this Agreement will not constitute: (a) a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license, agreement, indenture or instrument of Purchaser or to which Purchaser is subject, which breach, violation or default would have a material adverse effect on Purchaser; or (b) a breach or violation of or a default under the Certificate of Incorporation or By-Laws of Purchaser or any material contract or other instrument to which Purchaser is a party or by which Purchaser is bound.

      Section 3.4 Confidentiality. Purchaser shall keep confidential the existence and nature of this Agreement and the negotiations leading hereto (except in the event and to the extent that such Agreement and negotiations must be disclosed to



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obtain regulatory or other required approvals or may be publicly disclosed in accordance with Section 8.2 hereof) and shall keep confidential all information obtained from Seller in connection with the transactions provided for herein which does not specifically relate to the Branch Office or the business conducted thereat and shall not use such information otherwise than in connection with this Agreement. In the event of termination of this Agreement, Purchaser shall keep confidential all information received from Seller and shall use all reasonable efforts to return to Seller, upon Seller's written request therefor, all documents received from Seller that include or evidence such information. This warranty shall survive Closing or the termination of the Agreement.

      Section 3.5 Regulatory Approvals and Standards. Purchaser will use its best efforts to obtain, and to assist Seller in obtaining, as expeditiously as possible any regulatory approvals, acquiescences or consents required to be obtained as a condition to the lawful consummation of the transactions contemplated by this Agreement, and will proceed diligently and in good faith to prepare and file as promptly as practicable after the execution of this Agreement all necessary applications of Purchaser for such regulatory approvals, ascquiescences, and consents. Purchaser is unaware of any fact(s) which would



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interfere with or delay approval of the transactions contemplated by this
Agreement. As of the Closing Date, Purchaser will satisfy each and all of the standards and requirements lawfully within its control imposed as a condition to obtaining or necessary to comply with any such regulatory approval, acquiescence, or consent, except for any such standard or requirement which would, in the opinion of Purchaser, have a material adverse effect on Purchaser.

      Section 3.6 Corporate Consents. Purchaser shall use best efforts to secure all necessary corporate and other non-regulatory consents (except those involving Seller) and shall comply with all applicable laws, regulations, and rulings in connection with this Agreement and the consummation of the transactions contemplated hereby.

      Section 3.7 Change of Name; Notification of Customers. From and after the Closing Date, Purchaser shall promptly: (a) change the name on all documents and facilities relating to the Branch Office to Purchaser's name; (b) take any other actions required by law or regulation or court or regulatory authority to notify customers or depositors of the Branch Office or residents of the communities in which such Office are located of the transfers and assumptions occurring pursuant to this Agreement; (c) use its best efforts to cause all passbooks, installment loan books, and other materials previously issued with respect to the Deposits or the Loans transferred to Purchaser at Closing to be legended or replaced within six
(6) months of the Closing Date to reflect the name of Purchaser; and (d) cause all agreements relating to any federal recurring payments or ACH transfers covered by Section 7.3 to be amended to designate Purchaser within six (6) months of the Closing Date. Nothing in this Section shall require Purchaser to undertake to reissue deposits or rewrite outstanding loans or other documents assumed by or assigned to Purchaser on the Closing Date, except in the ordinary course of business; it being understood, however, that reasonable efforts will be used to change names in accordance with the provisions of the first sentence of this Section.

      Section 3.8 Untrue Statements. No representation or warranty by Purchaser in this Agreement or any statement or certificate furnished or to be furnished to Seller pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make statements contained herein or therein not misleading.

      Section 3.9 Exit and Entrance Fees. Purchaser agrees to pay any and all fees imposed by the Savings Association Insurance Fund, Bank Insurance Fund, or any other regulatory authority imposed in connection with this transaction.

      Section 3.10 Sales and Transfer Taxes. All excise, sales, use, transfer and recording taxes and any other taxes or assessments which are payable or arise as a result of this Agreement or the consummation of the transfers contemplated herein shall be timely paid by Purchaser.

      Section 3.11 Records. Purchaser agrees that it will preserve and keep safely, for as long as required by law, all of the signature cards, orders, contracts, forms, taxpayer identification number certifications and other records referred to in this Agreement for the joint benefit of itself and Seller, and it will permit Seller and its representatives to inspect, and make extracts from or copies of, any such documents, at any reasonable time, as shall be reasonably necessary to Seller for purposes of its records.

      Section 3.12 Purchaser's Indemnities.

         (a) Pre-Closing Covered Items. Purchaser agrees to indemnify, hold harmless, and defend Seller against any and all claims, demands, actions, damages, costs, liabilities, losses or suits, including attorney's fees, for personal injury or property damage to which Seller may become subject in any way arising from the acts or omissions of persons entering the Real Property on behalf of the Purchaser pursuant to this Agreement prior to the

Closing;

         (b) Post Closing Covered Items. Purchaser agrees to indemnify, hold harmless, and defend Seller at all times after the Closing against and from any and all losses, claims, damages, costs, expenses, or liabilities to which Seller becomes subject insofar as such losses, claims, damages, costs, expenses and liabilities (or actions in respect thereof and costs and expenses, including legal fees incurred in connection with such actions) arise out of or are based upon the following:

                  (i) The activities and operations of the Branch Office or the Real Property for all periods after the Closing, including, but not limited to, obligations to depositors and borrowers on the Deposits or Loans acquired by Purchaser;

                  (ii) The existence of any facts, circumstances, situations, or conditions or the happening of any event constituting a breach or violation of any of the representations, warranties, covenants, certifications, or agreements of Purchaser contained in this Agreement, or the untruth or inaccuracy thereof;


                  (iii) Any wrongful default under or failure to perform, on the part of Purchaser, after the Closing relating to the Loans and liabilities transferred hereunder, including, but not limited to, Purchaser's obligations as drawee or payor bank on drafts, checks, and negotiable orders of withdrawal written on Seller's check forms as provided in Article VII hereof, and fiduciary relationships that are purchased or assumed by Purchaser; or

                  (iv) Damages to persons or property that occur after the Closing in or relating to the operation of the Branch Office or Real Property.

         (c) Seller's Obligations. The indemnities available hereunder are conditioned upon Seller giving Purchaser written notice of any claim promptly upon discovery or assertion thereof.

         (d) Purchaser's Participation. In any matter covered by this Section 3.12, Purchaser shall be entitled to participate at Purchaser's own expense in the defense or, if it so elects, to assume the defense of any such claim, in which event such defense shall be conducted by counsel chosen by Purchaser. In such event, Seller shall bear the expense of any additional counsel retained by Seller.

                                   ARTICLE IV


DOCUMENTS AND TRANSFERS ON THE CLOSING DATE AND THE ADJUSTMENT PAYMENT DATE

         Section 4.l Closing Date-Seller On the Closing Date, Seller shall deliver the following documents and make the following transfers to Purchaser:

                  (a) A statement setting forth the aggregate amount of Deposit Liabilities agreed to be transferred to and assumed by Purchaser and accrued interest thereon, with a certification of an appropriate Officer of Seller, certifying that, to the best of his knowledge, the information contained in the statement is true, correct, and complete;

                  (b) A statement of the Loans to be purchased by Purchaser, setting forth the aggregate principal amount of such loans and accrued interest thereon and listing, for each such loan, the name and address of the borrower, the principal amount of, interest rate on, and the amount of accrued but unpaid interest owing in regard thereto, and such other information as may be necessary for Purchaser to establish accounts therefor, with a certification of an appropriate Officer of Seller, certifying that, to the best of his knowledge, the information contained in the statement is true, correct, and complete;

                  (c) A statement of the proration amounts to be paid in accordance with Section 1.4 hereof, with a certification of an appropriate Officer of Seller, certifying that to the best of his knowledge the information contained in the statement is true, correct, and complete;

                  (d) An assignment of the Deposit Liabilities to Purchaser, fully executed by Seller, in the form of the Assignment and Assumption of Liabilities attached hereto as Exhibit D, and an assignment of the Loans and any overdraft checking lines of credit assumed by Purchaser in form and substance reasonably satisfactory to Purchaser;

                  (e) All records and files maintained at the Branch Office or elsewhere relating to the Deposit Liabilities and Loans to be assumed or purchased by Purchaser, including but not limited to, signature cards, applications, copies of passbooks, certificates, notes, security agreements, pledge agreements, and financing statements;

                  (f) The amount described in Section 1.3(b), paragraph (i);

                  (g) Certified copies of resolutions of Seller's Board of Directors;

                  (h) An Officer's Certificate as provided in Section 6.4 of this Agreement;

                  (i) A Closing Statement for execution by the parties;

                  (j) An assignment of the Lease in the form generally attached hereto as Exhibit A.

         In addition, on the Closing Date, Seller shall make hand delivery to Purchaser of a listing of the Deposits as of the close of business on the day prior to the Closing Date (the "Deposit Listing"), on magnetic tape or utilizing such other method of information transfer as the parties shall have agreed pursuant to Section 2.8 hereof, which Deposit Listing shall include, for each Deposit, the name and address of the owner thereof, the account number, the principal balance, the accrued interest, the maturity date, if any, the interest rate, the tax identification number, and such other information as may be necessary for Purchaser to establish accounts therefor.

         Section 4.2 Closing Date - Purchaser. On the Closing Date, Purchaser shall deliver to Seller the following documents:

                  (a) An undertaking for assumption of the Deposit Liabilities, fully executed by Purchaser, in the form of the Assignment and Assumption of Liabilities attached hereto as Exhibit D, and an undertaking for assumption of the Loans and any overdraft checking lines of credit to be assumed by Purchaser fully executed by Purchaser, in form and substance satisfactory to Seller;

                  (b) Certified copies of resolutions of Purchaser's Board of Directors; and

                  (c) An Officer's Certificate as provided in Section 5.4 of this Agreement.

                  (d) An executed closing statement.

                  (e) An executed Assignment of Lease in the form annexed hereto as Exhibit A.

         Section 4.3 Adjustment Payment Date - Seller. On the Adjustment Payment Date, Seller shall deliver the following documents and make the following transfers to Purchaser:

                  (a) A statement setting forth, in whatever format is most convenient, any corrections to the information contained in the Deposit Listing delivered to Purchaser on the Closing Date, with a certification of an appropriate Officer of Seller, certifying that the information set forth in the statement and attachments thereto, if any, is true, correct, and complete;

                  (b) A statement setting forth any corrections to the information contained in the statement of Loans provided to the Purchaser on the Closing Date, with a certification of an appropriate Officer of Seller, certifying that the information contained in the statement is true, correct, and complete;

                  (c) A statement setting forth, in whatever format is most convenient, any corrections to the information contained in the statement of proration amounts to be paid in accordance with Section 1.4 hereof as of the close of business on the Closing

Date, with a certification of an appropriate Officer of Seller, certifying that the information contained in the statement is true, correct, and complete;

                  (d) Any Adjustment Payment due to the Purchaser, as provided in Section 1.3(b), paragraph (ii) of this Agreement; and

                  (e) A Closing Statement for execution by the parties.

         Section 4.4 Adjustment Payment Date - Purchaser On the Adjustment Payment Date, Purchaser shall pay to Seller any Adjustment Payment owed to Seller pursuant to Section 1.3(b), paragraph (ii) of this Agreement.

         Section 4.5 Disputes. Any disputes between the parties hereto regarding the accuracy or correctness of the financial statements or amounts delivered by the parties hereto on the Closing Date shall be resolved as follows: Purchaser or Seller, as the case may be, shall have twenty (20) days from the Closing Date to request in writing that the dispute be reviewed by a recognized, national accounting firm, other than a firm then employed by either Purchaser or Seller (the "Accounting Firm"). (A copy of such request also shall be delivered to the other party to this Agreement.) The Accounting Firm shall investigate the matter and as soon as possible, render a determination as to what amounts, if any, are payable by either party hereto so as to resolve the dispute in accordance with the terms of this

Agreement (the "Correction Payment"). The Correction Payment also shall include interest thereon at the Federal Funds Rate for the period from the Adjustment date to the date of its payment. The cost of the services provided by the Accounting Firm shall be shared equally by the parties hereto; provided, however, that such amount shall be paid in the first instance by the party requesting the services; and provided further that the other party hereto shall reimburse the payor of the obligation for one-half (1/2) of such amount within ten (10) days of receipt by it of written demand for reimbursement.

                                   ARTICLE V

                       CONDITIONS TO OBLIGATIONS OF SELLER

         The obligations of Seller under this Agreement are subject to the conditions that on the Closing Date:

         Section 5.1 Compliance with Conditions. All of the covenants and conditions required by this Agreement, or by any of the attached Exhibits, to be complied with and performed by Purchaser on or before the Closing Date shall have been duly complied with and performed in all material respects.

         Section 5.2 Truth of Warranties. The representations and warranties made by Purchaser herein or in the Exhibits, or in any certificate or document delivered pursuant to the provisions hereof or thereof or in connection with the transactions contemplated hereby or thereby shall be correct in all material respects, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date.

         Section 5.3 Regulatory Approvals. All regulatory approvals, acquiescences, and consents necessary to the consummation of the transactions provided for herein shall have been obtained without requirements which would, in the opinion of Seller, have a material adverse impact on Seller, and shall be in full force and effect, and all required waiting periods incident thereto shall have expired.

         Section 5.4 Officers' Certificate. Seller shall have received a Certificate of an authorized officer of Purchaser as of the Closing Date, certifying that: (a) Purchaser has performed and complied with all covenants and conditions required by this Agreement and the Exhibits attached hereto to be performed or complied with by Purchaser prior to or at the Closing, and (b) all representations and warranties made by Purchaser in this Agreement, or in any certificate or document delivered pursuant to the provisions hereof or thereof or in connection with the transactions contemplated hereby or thereby, are true at and as of the time of Closing.

         Section 5.5 Directors' Resolutions= Seller shall have received certified copies of resolutions of Purchaser's Board of Directors authorizing the execution, delivery, and performance of this Agreement.

         Section 5.6 Absence of Adverse Facts. There shall be no discovery of facts, developments or actual or threatened causes of action, investigations or proceedings by or before any court or other governmental body that relates to or involves Purchaser and which would have a materially adverse effect upon the consummation of the transactions contemplated by this Agreement or that challenges the validity or legality of this Agreement, seeks to restrain or invalidate the consummation of the transactions contemplated by this Agreement, seeks damages in connection therewith, or that would be materially adverse to the interests of Seller.

         Section 5.7 Consent to Assignment of Lease. The landlord under the Lease shall have consented on terms reasonably satisfactory to Seller, to Seller's assignment of the Lease to Purchaser.

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser under this Agreement are subject to the conditions that, on the Closing Date:

         Section 6.1 Compliance with Terms of Agreement. All the covenants and conditions required by this Agreement or by the attached Exhibits to be complied with and performed by Seller on or before the Closing Date shall have been duly complied with and performed in all material respects.

         Section 6.2 Truth of Warranties. The representations and warranties made by Seller herein or in the attached Exhibits, or in any certificate or document delivered pursuant to the provisions hereof or thereof or in connection with the transactions contemplated hereby or thereby, shall be correct in all material respects, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date.

         Section 6.3 Regulatory Approvals. All regulatory approvals, acquiescences, and consents necessary to the consummation of the transactions provided for herein shall have been obtained without requirements which would, in the opinion of Purchaser, have a material adverse effect on Purchaser, and shall be in full force and effect and all required waiting periods incident thereto shall have expired.

         Section 6.4 Officers' Certificate. Purchaser shall have received a Certificate of an appropriate officer of Seller, dated as of the Closing Date certifying that: (a) Seller has performed and complied with all covenants and conditions required by this Agreement and the Exhibits attached hereto to be performed or complied with by Seller prior to or at the Closing, and (b) all representations and warranties made by Seller in this Agreement or the Assignment Agreement, or in any certificate or document delivered pursuant to the provisions hereof or thereof or in connection with the transactions contemplated hereby or thereby, are true at and as of the time of Closing.

         Section 6.5 Directors' Resolutions. Purchaser shall have received certified copies of resolutions of Seller's Board of Directors authorizing the execution, delivery, and performance of this Agreement.

         Section 6.6 Absence of Adverse Facts. There shall be no discovery of facts, developments or actual or threatened causes of action, investigations or proceedings by or before any court or other governmental body that relates to or involves Seller and which would have a materially adverse effect upon the consummation of the transactions contemplated by this Agreement or that challenges the validity or legality of this Agreement, seeks to restrain or invalidate the consummation of the transactions contemplated by this Agreement, seeks damages in connection therewith, or that otherwise would be materially adverse to the interests of Purchaser.

                                   ARTICLE VII

                    INTERIM SERVICING AND DEPOSIT HISTORIES

         Section 7.l Demand Deposit Account Owners. Not less than twenty (20) nor more than thirty (30) business days prior to Closing, Purchaser and Seller will jointly notify all demand deposit and all negotiable order of withdrawal account owners whose accounts are housed at the Branch Office and are to be conveyed to Purchaser hereunder that checks or drafts written after the Closing Date on Seller's draft or check forms will not be honored. Such notice shall be made equally at Purchaser's and Seller's expense. Purchaser will supply such account owners with Purchaser's own check or draft forms on or before Closing.

         Section 7.2 Seller Processing Duties. For a period not to exceed 90 days after the Closing Date, Seller agrees to act as Purchaser's limited correspondent for the processing of drafts, checks, and negotiable orders of withdrawal drawn before or after the closing on forms provided by Seller on any such accounts assumed by Purchaser hereunder. Seller agrees in this regard that it shall:

                  (a) maintain a mechanism to receive such items on a daily basis;

                  (b) provide a daily magnetic tape of, or transmit a daily electronic record of, all such items received by it that same day to Purchaser, in such form as shall be agreed to by Purchaser and Seller; and

                  (c) shall prepare for shipping all physical items received by it by 10:00 a.m. of the following business day by such means as agreed to by the parties.

Purchaser and Seller agree that any courier or telephone costs associated with paragraphs (b) and (c) shall be borne by Purchaser. Seller further agrees that it shall notify Purchaser of any information received regarding the settlement and clearance of any foreign checks, savings bonds, or coupons deposited with it prior to the Closing Date. Unless caused by the negligence of Seller and subject to the provisions of Section 2.17, any risks of loss associated with the interim servicing, including any risk of loss associated with insufficient funds or stop payments, shall be the responsibility of the Purchaser, provided in the case of stop payments that Seller has advised Purchaser of the existence of such stop payment at the Closing.

         Section 7.3 Processing of Electronic Items. For a period not to exceed three months after the Closing Date Seller agrees to continue to receive after the Closing on behalf of Purchaser all federal recurring payments or ACH transfers currently directed to Seller. Seller also agrees that any daily magnetic tapes or electronic transmissions provided to Purchaser pursuant to section 7.2 herein shall include a record of all such recurring federal payments or ACH transfers received by Seller on the previous business day. Purchaser agrees to reimburse Seller for any telephone costs incurred by Seller in the provision of this service.

         Section 7.4 Purchaser Processing Obligations. During the processing period set out in Section 7.2 hereof, Purchaser agrees to honor and pay all properly payable drafts, checks, or negotiable orders of withdrawal delivered to it by Seller pursuant to Section 7.2 hereof.

         Section 7.5 Return of Items During Processing Period. Purchaser further agrees to be solely responsible for the return of any drafts, checks, or negotiable orders of withdrawal delivered by Seller to Purchaser pursuant to
Section 7.2 of this Agreement or any return of any federal recurring payments or ACH transactions processed pursuant to Section 7.3 hereof. Seller agrees to notify Purchaser of the return to it of any items deposited in, or cashed at, the Branch Office prior to the Closing Date and shall expeditiously forward any such items to Purchaser.

         Section 7.6 Settlement. In settlement of the transactions described in
Section 7.2, Section 7.3, and Section 7.5, Purchaser and Seller agree that Seller shall provide

Purchaser with a daily net settlement figure for all such transactions then pending by 12:00 Noon, Eastern Time of each business day; the parties agree that the party obligated to remit any funds thereunder shall do so by 1:00 P.M., Eastern Time, of such day. Any such settlement shall be provisional pending receipt by Purchaser of the physical items relating to such settlement; Purchaser shall adjust the next daily settlement to reflect any adjustments resulting from its receipt of the physical items.

         Section 7.7 Deposit Histories. In case of any dispute with or inquiry by an accountholder whose Deposit is subject to this Agreement, which dispute or inquiry relates to the servicing of such Deposit by Seller prior to the date for which a Deposit history has been provided to Purchaser, Seller will provide Purchaser with the appropriate information regarding the Deposit and copies of pertinent documents or instruments with respect to such dispute or inquiry so as to permit Purchaser to respond to the accountholder within a period of time and in a manner which would comply with standard banking practices and customs.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         Section 8.1 Expenses. Except as expressly provided for herein, Seller and Purchaser each shall pay its own expenses in connection with this Agreement, including counsel fees and appraisals, if any, whether or not the transactions contemplated by this Agreement are consummated; provided, however, that Purchaser shall pay, or reimburse Seller for, all sales, excise, use, property and other taxes that arise in connection with the transactions contemplated in this Agreement, exclusive of taxes based on Seller's net income; and provided, further, that nothing contained in this Section shall be construed to relieve a party who breaches this Agreement from liability to the non-breaching party for damages arising from the breach.

         Section 8.2 Communications, Notices, etc. During the period from the execution of this Agreement to the Closing, Purchaser and Seller shall not communicate with the employees, depositors, or customers of the Branch Office, except as specifically required by the relevant regulatory agencies as part of their approval process, or as specifically provided for herein:

                  (a) Joint Communications. As soon as practicable after execution of this Agreement, Purchaser and Seller shall jointly communicate at Purchaser's and Seller's equal expense with the employees of the Branch Office advising such employees of the transfers to be completed hereunder. In addition, Seller shall permit Purchaser reasonable additional opportunities to communicate with the employees of the Branch Office accompanied by a representative of Seller. After receipt of all regulatory approvals required for this transaction, Seller shall separately communicate, at Seller's and Purchaser's equal expense, with each depositor or other customer of the Branch Office, advising such persons of the pendency of the transfers contemplated herein and urging each such customer to maintain the customer's relationship with the Branch Office after the transfers contemplated herein are completed. All communications shall be in a form and substance mutually satisfactory to the parties hereto. After receipt of all required regulatory approvals, the parties also may issue a joint press release announcing this transaction. All press conferences or meetings with members of the news media regarding the transaction shall be joint between the parties hereto.

                  (b) Purchaser's Communications. With the exception of the communications permitted in Paragraph (a) above, Purchaser may not communicate with the employees, depositors, and other customers of the Branch Office without the prior written consent of Seller. Any such permitted communications may not interrupt or interfere with the normal operations of the Branch Office and shall be at Purchaser's sole cost and expense.

                  (c) Seller's Communications. In addition to the communications provided for in Paragraph (a) above, Seller at its own cost and expense may communicate with the employees, depositors, and other customers of the Branch Office at such times and in such form as it, in its sole discretion, may deem appropriate; provided, that no such communication shall recommend any actions by any person that shall be in contravention with the terms of this Agreement or reflect adversely upon Purchaser. If this transaction constitutes a branch closing as defined by the OTS, Seller shall post all signs and provide Branch Office customers with any notices required by the regulations. Customer notice of the Branch Office closing shall not be sent by Seller until receipt of all regulatory and other approvals required for this sale.

         Section 8.3 Trade Names, Trademarks, and Signs. Purchaser shall not acquire hereunder any right to the use of the name "Dime", or any trade name, trademark, slogan or service mark, if any, used by Seller. Seller shall give employees or agents of Purchaser physical access to the premises of the Branch Office during the weekend or holiday most nearly preceding the Closing Date for the purpose of removing, or beginning the removal of, the sign fronts, logos, and other insignia identifying or identified with Seller; provided that no sign fronts, logos, or insignia identifying or identified with

Purchaser will be installed in or affixed to the premises until after the Closing. No sign boxes, frames, or stands shall be removed by Seller after the execution of this Agreement (or by Purchaser prior to the Closing), as the same are to be transferred to the Purchaser hereunder. Purchaser will return all sign fronts, logos, and insignia of Seller removed by it from the Branch Office on or before fifteen (15) days after Closing to such location as Seller shall reasonably designate. Purchaser shall be responsible for any damage to any sign fronts, logos, and insignia occurring during the removal and delivery of same to Seller.

         Section 8.4 Employees. The Purchaser agrees to offer employment to any or all employees of the Seller at the Branch who are still so employed as of the Closing Date, on terms and conditions comparable to those provided by the Seller to such employees; provided, however, that any such employee hired by Purchaser shall receive Purchaser's benefits. Purchaser agrees to waive any waiting period applicable to its benefits for all Branch employees which it hires. The Seller will not renegotiate the position or compensation of any Branch employees prior to the Closing Date, other than ordinary salary increases. Employment by the Purchaser will commence on the Closing Date. The Purchaser agrees to keep employed for a period of at least six months any employee, unless such employee is discharged for cause. Within ten
(10) days of the date of this Agreement, Seller shall provide Purchaser with a schedule of each individual employed at the Branch Office as of the date of this Agreement.

         Section 8.5 Nature and Survival of Representations and Warranties. Except as otherwise provided herein or in the Exhibits attached hereto, all covenants, representations, and warranties made by Seller and Purchaser in this Agreement or pursuant hereto shall survive the Closing hereunder.

         Section 8.6 Termination.

                  (a) Grounds For. In addition to the grounds provided for otherwise in this Agreement, this Agreement may be terminated in any of the following ways:

                           (i) At any time on or prior to the Closing Date by the mutual consent in writing of Purchaser and Seller;

                           (ii) On or before the Closing Date, by either Seller or Purchaser in writing, if the conditions made for the benefit of either shall not have been satisfied or it shall become clear that any such conditions can not be satisfied;

                           (iii) At any time on or prior to the Closing Date, by either Purchaser or Seller in writing, if there has been any breach by the other party to this Agreement of any representation and warranty in any material respect or any breach of any covenant, undertaking or restriction in any material respect;

                           (iv) On September 30, 1998, if the Closing has not occurred by that date.

                  (b) Effect Of Termination. In the event of the termination and abandonment of this Agreement, it shall terminate and become void and have no effect; provided, however, that the obligations of the parties pursuant to Sections 2.9 and 3.4 (Confidentiality) shall remain in effect; and provided, further, that termination based upon a breach shall not relieve the breaching party from liability to the non-breaching party for damages arising from the breach.

         Section 8.7 Tax Forms. Within applicable time limits, (a) Seller shall mail to customers of the Branch Office as of the close of business on the Closing Date, and shall file with the appropriate authorities, 1099 information returns and other required tax forms covering the period prior to the Closing Date, and (b) Purchaser shall mail to customers of the Branch Office and shall file with the appropriate authorities, 1099 information returns and other required tax forms covering the period from and after the Closing Date.

         Section 8.8 Brokers-Finders. Except for Ryan, Beck & Co., Seller and Purchaser hereby individually represent and warrant that no broker or finder has been employed by either of them in connection with this Agreement and the consummation of the transactions contemplated hereby. Seller agrees to be responsible for all fees due Ryan, Beck & Co. which Seller has previously agreed to pay such entity. Seller and Purchaser further agree to indemnify the other against any claim arising out of the employment by the indemnifying party of any other such broker or finder.

         Section 8.9 Default; Attorneys' Fees. Default hereunder shall be deemed to have occurred if either party shall refuse to consummate this transaction, where all conditions to such performance shall have been satisfied, and such refusal shall remain uncured for a ten (10) day period following receipt by such defaulting party of written notice from the nondefaulting party of such default. In the event of default by one party, the other party shall have all remedies provided at law or in equity in regard to such default. The parties agree that the non-breaching party has no adequate remedy at law, and shall be entitled to specific performance of this Agreement in addition to any other available remedies. A defaulting party shall pay all reasonable expenses incurred by the other party to enforce its rights under this Agreement as a result of such default including, without limitation, court costs and attorneys' fees.

         Section 8.10 Modification and Waiver. No modification of any provision of this Agreement shall be binding unless in writing and executed by the party sought to be bound thereby. No waiver of any provision of this Agreement shall be binding unless in writing and executed by the party granting such waiver.

         Section 8.11 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties, or obligations of the parties hereto may be assigned by either party hereto without the written consent of the other party hereto, and provided, further, that in the case of any assignment, the assigning party shall also remain responsible as a party hereto.

         Section 8.12 Entire Agreement; Governing Law. This Agreement, together with the exhibits attached hereto and made a part hereof, contains the entire agreement between the parties hereto with respect to the transactions covered and contemplated hereunder, and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that federal law applies.

         Section 8.13 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         Section 8.14 Severability. In the event that any provision of this Agreement which both parties agree is not material, shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby, and this Agreement shall otherwise remain in full force and effect.

         Section 8.15 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto.

         Section 8.16. Interpretation. This Agreement has been prepared and negotiations in connection therewith have been conducted by the joint efforts of both parties to this Agreement and the parties agree that it is not to be interpreted against either of the parties hereto.

         Section 8.17 Notices. All notices, consents, requests, instructions, approvals, waivers, stipulations and other communications provided for herein to be given by one party hereto to the other party shall be deemed validly given, made or served, if in writing and delivered personally or sent by certified mail, return receipt requested, if to Seller addressed to:

                                    William Burns
                                    The Dime Savings Bank of New York, FSB
                                    589 Fifth Avenue
                                    New York, New York 10017

with a copy to:

                                    Lance J. Bennett
                                    Associate General Counsel
                                    The Dime Savings Bank of New York, FSB
                                    EAB Plaza, East Tower, 15th Floor
                                    Uniondale, New York 11556

and if to Purchaser addressed to:

                                    John W. Sapanski
                                    Republic Bank
                                    111 2nd Avenue N.E. Suite 300
                                    St. Petersburg, FL 33701

with a copy to:

                                    Chris Hunter, Esq.
                                    General Counsel
                                    111 2nd Avenue, N.E., Suite 300
                                    St. Petersburg, FL 33701

after mailing of the same. Either party may change the persons or addresses to whom or to which notices may be sent by written notice to the other.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, by their duly authorized representatives, as of the day and year first above written.

                                    REPUBLIC BANK

ATTEST:                             By: /s/ John W. Sapansky
                                       -------------------------------
/s/                                 Name:   John W. Sapansky
--------------------------               -----------------------------
SECT                                Title:  President
                                          ----------------------------


                                    THE DIME SAVINGS BANK
                                    OF NEW YORK, FSB

ATTEST:                             By: /s/ Anthony K. Burriesci
                                       -------------------------------
/s/                                 Name:   Anthony K. Burriesci
--------------------------               -----------------------------
Senior VP                           Title:  CFO
                                          ----------------------------

                                                                       EXHIBIT A

                              ASSIGNMENT OF LEASE

         FOR VALUE RECEIVED, DIME SAVINGS BANK OF NEW YORK, FSB (hereinafter called "Assignor"), hereby assigns, transfers, and sets over unto ___________ ("Assignee"), all of Assignor's right, title and interest in and to the lease set forth on the Schedule which is attached hereto as Attachment I and made a part hereof (hereinafter called the "Lease").

         TOGETHER with all options contained in the Lease and any other rights of the Assignor set forth therein.

         TO HAVE AND TO HOLD the same unto the Assignee, its successors and assigns, from the _______ day of _____, 19__, for all the rest of the years mentioned in said Lease subject to the terms, covenants, conditions and provisions therein set forth.

         Assignor hereby covenants and warrants that the Lease is in full force and effect; that it has secured all necessary consents required by the Lease; that Assignor is not in default thereunder and has no knowledge of defaults by any other party thereto; and that the Lease is free and clear of any encumbrances.

         Assignee hereby assumes the performance of all the terms, covenants, and conditions of the said Lease on the part of the Assignor to be performed, and Assignee agrees to pay the rent on the next rent day, and thereafter, and to perform all the said terms, conditions, and covenants and to indemnify the Assignor for any damage arising out of any default on the part of the Assignee to pay the said rent, or to perform the said covenants, terms, and conditions which arise from and after the date hereof. Assignor covenants to indemnify Assignee for any damages arising out of any default on the part of Assignor to pay the rent or to perform the covenants, terms, and conditions of said Lease before the date hereof.

         IN WITNESS WHEREOF, the parties have signed, sealed, and delivered this Assignment the ____ day of __________, 19 _.

Signed Sealed and                            ASSIGNOR;
delivered in the presence of:
                                             THE DIME SAVINGS BANK OF
                                             NEW YORK, FSB

                                             By
----------------------------------             --------------------------------


                                             ATTEST:

----------------------------------           ----------------------------------
Notary Public

(Notary Seal)

Signed, Sealed and                           ASSIGNEE:
delivered in the presence of

                                             By
----------------------------------             --------------------------------
Witness

                                             ATTEST:

----------------------------------           ----------------------------------
Notary Public

(Notary Seal)

                                                               EXHIBIT B TO
                                                         PURCHASE AND ASSUMPTION
                                                                 AGREEMENT
                                                         -----------------------




                             INTENTIONALLY OMITTED

                                                               EXHIBIT C TO
                                                         PURCHASE AND ASSUMPTION
                                                                AGREEMENT
                                                         -----------------------



                                   LITIGATION

                                      NONE

                                                               EXHIBIT D TO
                                                         PURCHASE AND ASSUMPTION
                                                                AGREEMENT
                                                         -----------------------


                    ASSIGNMENT AND ASSUMPTION OF LIABILITIES

         For value received, The Dime Savings Bank of New York, FSB ("Dime") hereby assigns to _______________, pursuant to the terms of a certain Purchase and Assumption Agreement between _______________ and Dime dated _____________, 19__ (the "Agreement"), all the right, title, and interest in and to the Deposit Liabilities (as defined in the Agreement) maintained at Dime's Branch Office described in the Agreement.

         ______________ hereby accepts the foregoing assignment, agrees to assume and perform all duties and obligations to be performed under the terms of each such assigned Deposit Liability to the same extent as if ____________ had been an original party thereto, and [___________] agrees to indemnify and hold Dime harmless from any liability for performance or non-performance of such duties and obligations occurring after such assignment, and Dime agrees to indemnify and hold _________________ harmless from any liability for performance or nonperformance of such duties and obligations occurring prior to such assignment, all in accordance with and subject to the Agreement.

Dated: ______________, 19 __
                                    ----------------------------------------

                                    By:
                                       -------------------------------------
                                    Title:
                                          ----------------------------------

                                    THE DIME SAVINGS BANK OF
                                    NEW YORK, FSB

                                    By:
                                       -------------------------------------
                                    Title:
                                          ----------------------------------